EXHIBIT 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS
We have issued our report dated March 7, 2016, except as to footnote 2m, which is dated as of October 19, 2016, with respect to the financial statements of NPH McDowell LLC and Subsidiaries, included in the Annual Report of
Prospect Capital Corporation on Form 10-K/A, dated October 19, 2016, for the year ended June 30, 2016. We hereby consent to the inclusion of said report in the Form 10-K/A, dated October 19, 2016.

/s/ Hood & Strong LLP
San Francisco, CA
October 19, 2016